UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

13-3317783

(IRS Employer Identification No.)

One Hartford Plaza

Hartford, Connecticut 06155

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-168532

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2042	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The title of the securities to be registered hereunder is “7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2042”. A description of the Securities is set forth under (i) the section captioned “Description of Junior Subordinated Debt Securities” in The Hartford Financial Services Group, Inc.’s (the “Registrant”) Prospectus, dated August 4, 2010 (the “Base Prospectus”), which relates to the Registrant’s Registration Statement on Form S-3 (No. 333-168532), as supplemented by (ii) the section captioned “Description of the Debentures” in the Registrant’s Final Prospectus Supplement, dated April 2, 2012, to the Base Prospectus, which are hereby incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit No.	Description and Method of Filing

4.1	Junior Subordinated Indenture, dated as of June 6, 2008, between The Hartford Financial Services Group, Inc. (“The Hartford”) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (incorporated herein by reference to Exhibit 4.1 to The Hartford’s Current Report on Form 8-K, dated June 6, 2008).

4.2	Third Supplemental Indenture, dated as of April 5, 2012, between The Hartford and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.3 to The Hartford’s Current Report on Form 8-K/A, dated April 6, 2012).

4.3	Global notes for $600,000,000 aggregate principal amount of 7.875% Fixed-To-Floating Rate Junior Subordinated Debentures due 2042 (incorporated herein by reference to Exhibit 4.7 to The Hartford’s Current Report on Form 8-K/A, dated April 6, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Date: April 12, 2012	By:	/s/ David C. Robinson
Name: David C. Robinson Title: Senior Vice President and Corporate Secretary

Exhibit Index

4.1	Junior Subordinated Indenture, dated as of June 6, 2008, between The Hartford Financial Services Group, Inc. (“The Hartford”) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (incorporated herein by reference to Exhibit 4.1 to The Hartford’s Current Report on Form 8-K, dated June 6, 2008).

4.2	Third Supplemental Indenture, dated as of April 5, 2012, between The Hartford and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.3 to The Hartford’s Current Report on Form 8-K/A, dated April 6, 2012).

4.3	Global notes for $600,000,000 aggregate principal amount of 7.875% Fixed-To-Floating Rate Junior Subordinated Debentures due 2042 (incorporated herein by reference to Exhibit 4.7 to The Hartford’s Current Report on Form 8-K/A, dated April 6, 2012).